Exhibit 23.4

August 27, 2010

Dr. Juan José Súarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Dr. Súarez Coppel:

We hereby consent to all references to our firm as set forth in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading “Experts.” We reviewed the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2010, for 276 fields located onshore and offshore from Mexico in the Northern Region. These estimates were included in our report originally filed as Exhibit 10.2 to the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2009, and were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the United States Securities and Exchange Commission.

/S/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580

1200, 530 – 8TH AVENUE, S.W. 621 17TH STREET, SUITE 1550	CALGARY, ALBERTA T2P 358 DENVER, COLORADO 80293-1501	TEL (403) 262-2799 TEL (303) 623-9147	FAX (403) 262-2790 FAX (303) 623-4258